Exhibit 4.55

Amended and Restated Power of Attorney

Shareholder: Qing Shen (“Pledgor”)

Attorney-in-fact: Beijing BoheLe Science and Technology Co. Ltd. (“Beijing BoheLe”)

In accordance with the Amended and Restated Share Pledge Agreement executed by Qing Shen on July 6, 2021 (“Pledge Agreement”), by executing this power of attorney (the “POA”), the Pledgor hereby appoints Beijing BoheLe as her attorney-in-fact (“Attorney-in-fact”) to (i) attend the shareholder meetings of Beijing Le'An Operational Management Co., Ltd. (“Beijing Le’An”) and exercise all voting rights to which the Pledgor is entitled as a shareholder of Beijing Le’An, including without limitation selling, transferring, pledging, or disposing of all or any part of the Pledgor’s equity interest; (ii) sign any resolutions adopted by the Board of Beijing Le’An and any other documents requiring to be signed by the shareholders of Beijing Le’An; and (iii) nominate and appoint the legal representative, executive director and/or director, supervisor, general manager and other senior management personnel of Beijing Le’An as the Pledgor’s authorized representative.

The Attorney-in-fact shall act in good faith for the purpose of maximizing the value of the Pledged Equity (as defined in the Pledge Agreement), and its acts shall be in compliance with applicable Chinese laws and regulations in all respects. Any act performed by and any document executed by the Attorney-in-fact hereunder shall be deemed the act performed by or the document executed by the Pledgor.

This POA shall come into effect upon the date of execution. Unless terminated as agreed, this POA shall be irrevocable and remain effective during the Term of Pledge (as defined in the Pledge Agreement).

By:	/s/
Qing Shen

Date: July 6, 2021

Power of Attorney

Shareholder: Xingjuan Chen (“Pledgor”)

Attorney-in-fact: Beijing BoheLe Science and Technology Co. Ltd. (“Beijing BoheLe”)

In accordance with the Amended and Restated Share Pledge Agreement executed by Xingjuan Chen on July 6, 2021 (“Pledge Agreement”), by executing this power of attorney (the “POA”), the Pledgor hereby appoints Beijing BoheLe as his attorney-in-fact (“Attorney-in-fact”) to (i) attend the shareholder meetings of Beijing Le'An Operational Management Co., Ltd. (“Beijing Le’An”) and exercise all voting rights to which the Pledgor is entitled as a shareholder of Beijing Le’An, including without limitation selling, transferring, pledging, or disposing of all or any part of the Pledgor’s equity interest; (ii) sign any resolutions adopted by the Board of Beijing Le’An and any other documents requiring to be signed by the shareholders of Beijing Le’An; and (iii) nominate and appoint the legal representative, executive director and/or director, supervisor, general manager and other senior management personnel of Beijing Le’An as the Pledgor’s authorized representative.

The Attorney-in-fact shall act in good faith for the purpose of maximizing the value of the Pledged Equity (as defined in the Pledge Agreement), and its acts shall be in compliance with applicable Chinese laws and regulations in all respects. Any act performed by and any document executed by the Attorney-in-fact hereunder shall be deemed the act performed by or the document executed by the Pledgor.

This POA shall come into effect upon the date of execution. Unless terminated as agreed, this POA shall be irrevocable and remain effective during the Term of Pledge (as defined in the Pledge Agreement).

By:	/s/
Xingjuan Chen

Date: July 6, 2021